POWER OF ATTORNEY

We, the undersigned officers and Trustees of Putnam Mortgage Recovery Fund (the “Fund”), hereby severally constitute and appoint Jameson A. Baxter, John A. Hill, George Putnam III, Jonathan S. Horwitz, John W. Gerstmayr and Bryan Chegwidden, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Fund’s Registration Statements on Form N-2 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Jameson A. Baxter	Chair, Board of Trustees	December 9, 2011
Jameson A. Baxter

/s/ Robert L. Reynolds	President and Trustee	December 9, 2011
Robert L. Reynolds

/s/ Jonathan S. Horwitz	Executive Vice President, Treasurer,	December 9, 2011
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ Steven D. Krichmar	Vice President and Principal	December 9, 2011
Steven D. Krichmar	Financial Officer

/s/ Janet C. Smith	Vice President, Assistant Treasurer	December 9, 2011
Janet C. Smith	and Principal Accounting Officer

/s/ Ravi Akhoury	Trustee	December 9, 2011
Ravi Akhoury

/s/ Barbara M. Baumann	Trustee	December 9, 2011
Barbara M. Baumann

/s/ Charles B. Curtis	Trustee	December 9, 2011
Charles B. Curtis

/s/ Robert J. Darretta	Trustee	December 9, 2011
Robert J. Darretta

/s/ John A. Hill	Trustee	December 9, 2011
John A. Hill

/s/ Paul L. Joskow	Trustee	December 13, 2011
Paul L. Joskow

/s/ Kenneth R. Liebler	Trustee	December 9, 2011
Kenneth R. Liebler

/s/ Robert E. Patterson	Trustee	December 9, 2011
Robert E. Patterson

/s/ George Putnam, III	Trustee	December 9, 2011
George Putnam, III

/s/ W. Thomas Stephens	Trustee	December 9, 2011
W. Thomas Stephens